Exhibit 3.7

CONSTITUTION OF

SMURFIT KAPPA TREASURY FUNDING

DESIGNATED ACTIVITY COMPANY (DAC)

(As amended by Special Resolution passed on 8 November 2016)

William Fry

Solicitors
2 Grand Canal Square
Dublin 2
www.williamfry.com

001042.1041.DMF/SMCM

© Copyright 2016

Companies Act 2014

CONSTITUTION

OF

SMURFIT KAPPA TREASURY FUNDING DESIGNATED ACTIVITY COMPANY

MEMORANDUM OF ASSOCIATION

1.	The name of the Company is: SMURFIT KAPPA TREASURY FUNDING DESIGNATED ACTIVITY COMPANY.
2.	The Company is a designated activity company limited by shares, that is to say a private company limited by shares registered under Part 16 of the Companies Act 2014 (the “Act”) which has re-registered as a designated activity company limited by shares under Part 20 of the Act.
3.	The objects for which the Company is established are:
3.1

to carry on the business or businesses or trade of a financial services company including the provision to or for persons of financing facilities in currencies other than Irish currency by way of loan, leasing, discounting of receivables of any kind, hire purchase, credit sale, debt options, venture capital, unitised property, credit card receivables, conditional sale agreements or otherwise, the business or businesses of dealers in and/or investors in securities, bonds, international bonds, notes equities, foreign currencies, foreign securities, certificates of deposit, financial futures, options, commodities: to engage in factoring and in all manner of currency exchange transactions, interest rate transactions, derivative transactions and swap transactions including, without limitation, any transaction (or any agreement or document with respect thereto) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency option or other similar transaction (including any option with respect to any of these transactions or any combination of these transactions) and any other foreign exchange or interest rate or hedging or arbitrage arrangements or transactions and such other instruments as are similar to. or derive from any of the foregoing, and may engage in all such transactions, whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose whatsoever; to carry on the business of issuing, selling, buying and dealing generally in unsecured short-term promissory notes and commercial paper of all types on international capital markets or otherwise and to act as guarantor for the issuers of and to guarantee the issue and payment of any such notes and commercial paper by any subsidiary or associated company or by any company, corporation or undertaking with which the Company is for the time being in a customer or client relationship;

3.2

to undertake and carry on all or any of the businesses or offices and duties of custodians and trustees, investment managers and consultants, financial consultants, financial advisers, financial, commercial and industrial agents, planners and advisers for any person or persons firm, company, trust, charity, fund, corporation, government, state, province colony, dominion or of or for any sovereign authority or public body supreme, local, municipal, or otherwise in respect of the conduct of financial, commercial, industrial and other business and/or in relation to the making and management of investments of whatsoever description or nature real or personal and wheresoever situate and to acquire and hold as custodians, nominees, agents or trustees of or for any such person or persons, firm, company, trust, charity, fund, corporation, government, state, province, colony, dominion, sovereign, authority or public body supreme, local, municipal or otherwise as aforesaid and generally to deal with sell exchange or otherwise dispose of manage develop or turn to account on their behalf real and personal property of all kinds whatsoever and wheresoever situate and any interest therein;

3.3

to undertake the management and control and supervision of the business or operations of any person or company and in particular, without limitation, to plan and effectively carry out the organisation of and to initiate and to carry out schemes for the promotion and expansion of any such business, to engage in research into all problems relating to investment, property, financial, portfolio, industrial and business management, to carry out all or any work of a clerical, secretarial, managerial or other like nature, to provide staff and services, to prepare and deal with accounts, returns, forms and all documents required to be prepared and furnished in relation to any such bodies, to direct and carry out all advertising and publicity for any such business, and generally to do all acts and things (including the receipt and payment of money) necessary to be done for the supervision of the day to day running of any such business and to enter into contracts with any such company for the carrying out of the works or provisions of any of the services which the Company is authorised to perform or provide;

3.4

to promote, develop and secure the interests of the group of companies which for the time being shall consist of the Company and any company which for the time being is an Associated Company and to so do in such manner as the Company may think fit and in particular, without limitation, by giving any guarantee, indemnity, support or security, in respect of or, directly or indirectly, assuming any liability or obligation of, any Associated Company, by making any payment or loan or disposition of any property, assets or rights to or for the benefit of any Associated Company or acquiring any property, assets or rights from any Associated Company notwithstanding that the Company may not receive in respect of any such transaction full or adequate consideration therefor or any consideration whatsoever or may pay consideration which would or might be in excess of an arms’ length consideration;

3.5

to purchase or otherwise acquire and carry on all or any part of the business or property and to undertake any liabilities of any person or company possessed of property suitable for any of the purposes of the Company or carrying on or proposing to carry on any business which the Company is authorised to carry on or which can be carried on in connection with the same or which is capable of being conducted so as, directly or indirectly, to benefit the Company;

3.6

to purchase, take on lease, on licence, in exchange, upon option or otherwise acquire and hold any lands, buildings, property (whether leasehold or freehold) or any rights or interests therein or in respect thereof or in any forests, crops or growing produce thereon or any minerals therein or thereunder or any rights to pass thereon or any rights or interests in or over the sea, the sea bed, the sea shore, the sky or in space, or any interests connected or associated with any of the foregoing and to exercise any rights in respect thereof and to develop, improve, alter or manage the same or any part thereof in any way (including, without limitation, construction, demolition, landscaping, planting, draining and improving) and to farm, harvest or extract anything from the same;

3.7

to purchase, take on lease, on licence, in exchange, upon option, on hire or hire-purchase, or otherwise acquire and hold any personal property, rights or privileges which the Company may think necessary or convenient for the purposes of its business or which may seem to the Company calculated, directly or indirectly, to benefit the Company including, without limitation, the subscription, taking or otherwise acquiring of Securities in any company;

3.8

to apply for, purchase or otherwise acquire and protect and renew any patents, patent rights, inventions, secret processes, recipes, receipts, prescriptions, formulae, trade marks, trade names, designs, licences, concessions and the like, conferring any exclusive or non-exclusive or limited right to their use, or any secret or other information as to any invention or process which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated, directly or indirectly, to benefit the Company and to use, exercise, develop or grant licences in respect of, or otherwise turn to account, the property, rights or information so acquired and to expend money in experimenting upon, testing or improving any such patents, inventions or rights;

3.9

to establish or promote or concur in establishing or promoting any company or companies for the purpose of acquiring all or any of the property, rights and liabilities of the Company or for any other purpose which may seem, directly or indirectly, calculated to benefit the Company or to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the Securities of any such other company;

3.10	to invest and to deal with the moneys of the Company not immediately required in any manner;
3.11

to amalgamate, enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession, mutual assistance or otherwise with any person or company carrying on or engaged in or about to carry on or engage in, any business or transaction which the Company is authorised to carry on or engage in or which can be carried on in conjunction therewith or which is capable of being conducted so as, directly or indirectly, to benefit the Company;

3.12

to sell, lease, mortgage or otherwise dispose of the business, property, assets or undertaking of the Company or any part thereof for such consideration as the Company may think fit and to improve, manage, develop, exchange, licence, turn to account or otherwise deal with, all or any of the business, property, assets and undertaking of the Company and in particular, without limitation, to accept Securities of any other company in payment or part payment of the consideration payable to the Company in respect of any transaction referred to in this paragraph;

3.13

to establish and maintain or procure the establishment and maintenance of or to adhere to any contributory or non-contributory pension or superannuation funds, schemes or plans for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or of any Associated Company or who are or were at any time Directors or officers of the Company or of any Associated Company and the spouses, families and dependents of any such persons and also establish and subsidise and subscribe to any associations, institutions, clubs or funds calculated to be for the benefit of the Company and to make payments to or towards the insurance of any such person as aforesaid either alone or in conjunction with any other company and further to do any acts or things or make any arrangements or provisions necessary or desirable to enable all or any of such persons as aforesaid to become shareholders in the Company or otherwise to participate in the profits of the Company or any Associated Company;

3.14

to settle moneys or other assets on the trustee or trustees of any trust, foundation, settlement or institution set up for charitable or benevolent purposes or for any public, general or useful object or to lend money or provide services (with or without interest or charge) to any such trustee or trustees and to pay, subscribe, lend or contribute assets or services of the Company (with or without interest or charge) or give any guarantee or indemnity in respect of any trust, foundation, settlement or institution set up or operating for any such purpose or object or in respect of any exhibition or for any charitable, benevolent, public, general or useful object;

3.15

to borrow or raise money in such manner as the Company shall think fit and in particular, without limitation, by the issue of Securities of the Company (other than shares or stock) and to secure the repayment of any moneys borrowed or raised or any other obligation, debt or liability of any nature of the Company by way of mortgage, charge, lien or other security interest over or in respect of all or any of the Company’s undertaking, property or assets (both present and future and including its uncalled capital) upon such terms as to priority and otherwise as the Company shall think fit;

3.16	to lend and advance money or give credit to any person or company and upon such terms as may seem expedient (whether with or without security or any interest or other charge);
3.17

to guarantee, support or secure, whether by personal covenant (including any indemnity) or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by indemnity of undertaking, or by any one or more of such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, indebtedness or obligations of any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company or subsidiary as defined by Sections 7 and 8 of the Act, or another subsidiary as defined by the said section of the Company’s holding company or otherwise associated with the Company in business;

3.18

to engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose;

3.19

to pay for any rights or property acquired by the Company and to remunerate any person or company whether by way of cash payment or by the allotment of Securities of the Company credited as paid up in full or in part or otherwise;

3.20	upon any issue of Securities of the Company to employ brokers, commission agents and underwriters and to provide for the remuneration of such persons for their services;
3.21	to draw, make, accept, indorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments;
3.22

to enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, or any person or company that may seem conducive to the Company’s objects or any of them and to obtain from any such government, authority, person or company any rights, privileges, charters, licenses and concessions which the Company may think it desirable to obtain and to carry out, exercise and comply therewith;

3.23	to undertake and execute any trusts the undertaking whereof may seem desirable and either gratuitously or otherwise;
3.24

to adopt such means of making known the products, investments or services of the Company or any Associated Company as may seem expedient and in particular, without limitation, by advertising in the press or radio or television by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards, scholarships and donations and by sponsoring sports events, theatrical and cinematic performances and exhibitions of all descriptions;

3.25

to apply for, promote and obtain any Act of the Oireachtas or any charter, privilege, licence or authorisation of any government, state or municipality or any ministerial or departmental licence or order for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated, directly or indirectly, to prejudice the interests of the Company or any Associated Company;

3.26

to promote freedom of contract and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or to do any lawful act or thing with a view to preventing or resisting, directly or indirectly, any interruption of or interference with the trade or business of the Company or any other trade or business or providing or safeguarding against the same or resisting or opposing any strike, movement or organisation which may be thought detrimental to the interests of the Company or any Associated Company or its or their employees and to subscribe to any association or fund for any such purposes;

3.27

to undertake and carry on any other trade or business (whether manufacturing or otherwise) which may seem to the Company capable of being conveniently carried on by the Company or which is calculated, directly or indirectly, to enhance the value of or render profitable, any of the Company’s businesses, rights or property;

3.28

to do all or any of the matters hereby authorised in any part of the World and with or in respect of persons or companies resident, domiciled, incorporated, registered or carrying on business in any part of the World and either as principal, agent, factor, trustee or otherwise and by or through agents, factors, trustees or otherwise and either alone or in conjunction with others;

3.29	to distribute in specie or otherwise as may be resolved any of the assets of the Company among the members;
3.30	to do all such other things as may appear to the Company to be incidental or conducive to the attainment of the above objects or any of them;

provided that:

3.30.1

the objects set out in any paragraph of this Clause shall not be restrictively construed but the widest interpretation shall be given thereto and they shall not, except where the context expressly so requires, be in any way limited to or restricted by reference to or inference from any other object or objects set out in such paragraph or from the terms of any other paragraph or by the name of the Company; none of such paragraphs or the object or objects therein specified shall be deemed subsidiary or ancillary to the objects mentioned in any other paragraph, but the Company shall have full power to exercise all or any of the powers and to achieve and endeavour to achieve all or any of the objects conferred by and provided in any one or more of said paragraphs;

3.30.2	the word “company” in this Clause, except where used in reference to the Company, shall be deemed to include any firm, partnership, association or other body of persons, whether incorporated or not incorporated, and whether resident, domiciled, incorporated, registered, or carrying on business in the State or elsewhere;

3.30.3

the expression “Associated Company” in this Clause, shall be deemed to mean any company which for the time being is a subsidiary or holding company (which expressions in this proviso shall bear the meanings respectively ascribed thereto by Sections 7 and 8 of the Act) of the Company, is a subsidiary of a holding company of the Company or is a company in which the Company or any of such companies as aforesaid shall for the time being hold shares entitling the holder thereof to exercise at least one-fifth of the votes at any general meeting of such company (not being voting rights which arise only in specified circumstances); and

3.30.4

the expression “Securities” in this Clause, shall be deemed to mean any shares, stocks, bonds, debentures or debenture stock (whether perpetual or not), loan stock, notes, obligations or other securities or assets of any kind, whether corporeal or incorporeal

4.	The liability of the members is limited.
5.	The share capital of the Company is €130,000.00 divided into 100,000 shares of €1.30 each.

The shares forming the capital (increased or reduced) may be increased or reduced and be divided into such classes, and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto as may from time to time be provided by the original or any substituted or amended Articles of Association and Regulations of the Company for the time being but so that where shares are issued with any preferential or special rights attached thereto, such rights shall not be alterable otherwise than pursuant to the provisions of the Articles of Association of the Company for the time being.

ARTICLES OF ASSOCIATION

OF

SMURFIT KAPPA TREASURY FUNDING DESIGNATED ACTIVITY COMPANY

The following Regulations shall apply to the Company:

1.	Preliminary, Definitions and Interpretation

For the purposes of these Articles, the following words and expressions listed below shall have the following meanings:

“Articles”, these articles of association;

“Act”, the Companies Act 2014 and every other enactment which is to be read together with that Act;

“Board”, the board of Directors of the Company;

“Committee”, a committee established by the Directors which may consist in whole or in part of members of the Board;

“Director”, a director for the time being of the company or a director present at a meeting of the Board and includes any person occupying the position of director by whatever name called, and “Directors” means all of such persons; and

“Seal”, the common seal of the Company.

2.	Interpretation
2.1

The “optional provisions” (as that term is defined by Section 968(2) of the Act) are adopted except to the extent that they are dis-applied, modified or supplemented by this Constitution (expressly or by implication).

2.2

Unless the contrary is clearly stated, references to the Act or to any other enactment (including any subordinate legislation) or any section or provision thereof shall mean the Act or such enactment, subordinate legislation, section or provision (as the case may be), as the same may be consolidated, amended, extended, modified, supplemented or re-enacted (whether before or after the date hereof) from time to time and may be for the time being in force.

2.3	Unless specifically defined in these Articles or the context otherwise requires, words or expressions contained in these Articles and not specifically defined herein shall bear the same meanings as in the Act, but excluding any statutory modification thereof not in force when these Articles became binding on the Company and the members.

2.4	Reference to any document includes that document as amended or supplemented from time to time.
2.5

Unless the context otherwise requires, expressions in these Articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and to writing in electronic form and any other modes of representing or reproducing words in a visible form, and expressions in these Articles referring to execution of any document shall include any mode of execution whether under seal or under hand.

2.6

Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine, and words importing persons include corporations.

2.7	Headings are inserted for convenience only and do not affect the construction or interpretation of these Articles.
2.8	Unless the context otherwise requires, reference to Regulations and to paragraphs in these Articles are to the Regulations, and paragraphs of the Regulations, of these Articles.
3.	Share Capital

The share capital of the Company is €130,000.00 divided into 100,000 shares of €1.30 each.

4.	Authority to Allot Shares
4.1

The Directors (or a duly authorised Committee) are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot shares within the meaning of Section 69(1) of the Act without any limit or restriction as to the number or amount of shares that may be allotted or the period of time during which they may be allotted.

4.2	For the purposes of Section 69(12)(a)(i) of the Act, Section 69(6) of the Act shall not apply to any allotment of shares in the Company.
4.3

The Directors or any duly authorised Committee thereof may execute all such documents and do all such acts and things as in their opinion are necessary or desirable in order to give effect to the authority conferred by this Regulation.

4.4

For the purposes of this Regulation, ‘shares’ shall include a right to subscribe for shares or to convert securities into shares and ‘securities’ has the meaning given to such term in Section 64(1) of the Act.

5.	Transfer of Shares
5.1	The restriction on the power to decline to register a transfer of shares contained in Section 95(1)(b) of the Act shall not apply.
5.2

Notwithstanding anything contained in these Articles or Section 95 of the Act, the Directors shall promptly register any transfer of shares and may not suspend or refuse registration thereof where such transfer:

5.2.1

is to a bank or institution to which such shares have been charged by way of security, whether as agent and trustee for a group of banks or institutions or otherwise, or to any nominee or any transferee of such a bank or institution (a “Secured Institution”); or

5.2.2	is delivered to the Company for registration by a Secured Institution or its nominee in order to register the Secured Institution as legal owner of the shares; or
5.2.3	is executed by a Secured Institution or its nominee pursuant to the power of sale or other power under such scrutiny.

and furthermore, notwithstanding anything to the contrary contained in these Articles, no transferor of any shares in the Company or proposed transferor of such shares to a Secured Institution or its nominee and no Secured Institution or its nominee, shall be required to offer the shares which are or are to be the subject of any transfer as aforesaid to the shareholders for the time being of the Company or any of them, and no such shareholder shall have any right under these Articles or otherwise howsoever to require such shares to be transferred to them whether for consideration or not. No resolution shall be proposed or passed, the effect of which would be to delete or amend this regulation unless not less than 21 days’ written notice thereof shall have been given to any such Secured Institution by the Company.

5.3

Subject to Regulation 5.2, no share capital in capital of the Company may be transferred without approval of the Directors who may, in their absolute discretion and without assigning any reason, decline to register any transfer of any share, whether or not it is a fully paid share provided that an election by a personal representative, or a person nominated by him, to be registered as the transferee in consequence of the death or bankruptcy of the member shall not be refused by the Directors.

6.	Purchase of Own Shares
6.1

Subject to the provisions of and to the extent permitted by the Act and subject to any rights conferred on the holders of any class of shares, the Company may, for the purposes of Section 105(4)(a) of the Act, acquire any of its shares of any class.

6.2

The Company shall not be required to select the shares to be purchased on a pro rata basis or in any particular manner as between the holders of the shares of the same class or as between the holders of shares of different classes.

6.3

Subject to the provisions of and to the extent permitted by the Act, the Company may give financial assistance for the purpose of an acquisition of its shares or, where the Company is a subsidiary, its holding company.

7.	Lien on Shares
7.1

The Company shall have a first and paramount lien on every share for all moneys immediately payable by every registered holder thereof or their estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Regulation.

7.2

Notwithstanding any other provisions of these Articles or Section 80 of the Act, the Company’s first and paramount lien on every share (not being a fully paid share) called or payable at a fixed time in respect of that share and the extension of that lien to all dividends payable thereon shall not apply where any such shares have been mortgaged or charged by way of security in which event such lien shall rank behind any such security.

8.	Variation of Rights

Whenever the capital of the Company is divided into different classes of share the special rights attached to any class may be varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up, with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class or by a special resolution of that class but not otherwise. Neither the issue of additional shares of any existing class nor the creation of any new class of shares shall be deemed to constitute a variation or abrogation of the rights attaching to any existing class of shares in the capital of the Company.

9.	Interim Dividends

Any interim dividends paid by the directors in accordance with Section 124(3) of the Act may be paid wholly or partly by the distribution of specific assets of the Company.

10.	Proceedings at General Meetings
10.1	In the application of Section 182(5)(b)(ii) of the Act to these Articles, the words “the meeting shall be dissolved” shall be substituted for the words “the members present shall be a quorum”.
10.2	Section 187(6) of the Act shall not apply so that it shall not be necessary to give any notice of an adjourned meeting.
10.3	A poll may be demanded by any member present in person or by proxy and Section 189 of the Act shall be modified accordingly.
11.	Directors
11.1	The Company may by ordinary resolution appoint a person to be a director either to fill a vacancy or as an additional director.
11.2

In addition and without prejudice to the powers of the Company under Regulation 11.1, the Directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director. Any directors so appointed shall not be required to retire from office at the annual general meeting next following his or her appointment and Section 144(3)(c) of the Act shall not apply.

11.3

For so long as the Company is a wholly-owned subsidiary the sole member of the company may appoint or remove any Director by notice in writing served on the Company by such member. Any such notice shall be effective from the date on which it is expressed to take effect.

11.4	In addition to the circumstances described in Sections 146, 148(2) and 196(2) of the Act, the office of Director shall be vacated:
11.4.1	ipso facto, if that Director:
(a)

resigns his office by spoken declaration at any Board meeting and such resignation is accepted by resolution of that meeting, in which case such resignation shall take effect at the conclusion of such meeting unless otherwise resolved; or

(b)

is removed from office by notice in writing to the Company by any member or members having the right to attend and vote at a general meeting of the Company on a resolution to remove a Director and holding for the time being more than 50% (fifty per cent) in nominal value of the shares giving that right; and

11.4.2	by resolution of the Board where that Director:
(a)	can no longer be reasonably regarded as possessing an adequate decision making capacity by reason of his or her health;
(b)	is sentenced to a term of imprisonment (whether or not the term is suspended) following conviction of a criminal offence in any jurisdiction;
(c)	is for more than six months absent, without the permission of the Directors, from meetings of the Directors held during that period;
(d)	is in full-time employment of the Company or the Company’s holding company or a subsidiary of the Company’s holding company, upon the termination of such employment;

and a Director so removed shall have no right to prior notice or to raise any objection to his or her removal from office but any removal (other than one initiated by the Director) shall be without prejudice to any claim for compensation or damages payable as a result of the removal also terminating any contract of service.

11.5

Section 165(1) and (2) of the Act shall not apply to the appointment of an alternate director. Any Director (the “Appointer”) may from time to time appoint any person to be an alternate director (the “Appointee”). One or more persons may stand appointed at a particular time to be an alternate director as respects a particular Director, although only one alternate in respect of each Director may attend an individual meeting. The remuneration of such an alternate shall be payable out of the remuneration payable to the director appointing him and the proportion thereof shall be agreed between them.

11.6

A resolution or other document signed by an Appointee need not also be signed by his or her Appointer and, if it is signed by an Appointer it need not be signed by the Appointee when acting in that capacity.

11.7

Where any Committee is established by the Directors the meetings and proceedings of such Committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations imposed upon such Committee by the Directors.

11.8

A resolution in writing signed by each member of a committee (or, in the case of a Director, his or her alternate) will be as valid as if it had been passed at a meeting of that committee duly convened and held. Any such resolution may consist of one or more documents in like form to the same effect, each signed by one or more of the signatories, and for all purposes shall take effect from the time that it is signed by the last such signatory.

11.9	The acts of the Board or of any Committee established by the Board shall be valid notwithstanding any defect which may afterwards be discovered in the appointment or qualification of any Director.
11.10

A Director is expressly permitted (for the purposes of Section 228(1)(d) of the Act) to use vehicles, telephones, computers, accommodation and any other Company property where such use is approved by the Board or by a person so authorised by the Board or where such use is in accordance with a Director’s terms of employment, letter of appointment or other contract or in the course of the discharge of the Director’s duties or responsibilities or in the course of the discharge of a Director’s employment.

11.11

A Director may vote in respect of any contract, appointment or arrangement in which he or she is interested and shall be counted in the quorum present at the meeting and is hereby released from his or her duty set out in Section 228(1)(f) of the Act and a Director may vote on his or her own appointment or arrangement and the terms of it.

11.12

The Directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary or who are or were at any time Directors or officers of the Company or of any such other company aforesaid and hold or have at any time held any salaried employment or office in the Company or such other company and the wives, widows, families and dependants of any such persons and also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or any such other company as aforesaid or of any such persons as aforesaid and make payments for or towards the insurance of any such persons as aforesaid and subscribe or guarantee money for any charitable or benevolent objects or for any exhibition or for any public general or useful object and do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Any Director who holds or has held any such employment or office shall be entitled to participate in and retain for his or her own benefit any such donation, gratuity, pension, allowance or emolument to the extent and upon such terms as may for the time being be permitted or required by law.

12.	Proxies

Section 183(6) of the Act shall apply to the Company with the substitution of the following for paragraph (a) thereof: “the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or”.

13.	The Common Seal and Official Seal
13.1

The Seal shall be used only by the authority of the Directors, a Committee authorised by the Directors to exercise such authority or by any one or more persons severally or jointly so authorised by the Directors or such a Committee, and the use of the Seal shall be deemed to be authorised for these purposes where the matter or transaction pursuant to which the Seal is to be used has been so authorised.

13.2

Any instrument to which the Company’s seal shall be affixed (a “Sealed Document”) shall be signed by a director, or the secretary, or by any other person so authorised by the Directors or by a Committee or a person with the authority described in Regulation 13.1. A Sealed Document shall not be required to be countersigned but any countersignature signed thereon shall not invalidate the sealing of such Sealed Document.

13.3	The Company may exercise the powers conferred by Section 44 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.
14.	Indemnity

Subject to Section 235 of the Act, every officer for the time being of the Company shall be entitled to be indemnified out of the assets of the Company against any losses or liabilities which he or she may sustain or incur:

14.1

in defending any proceedings whether civil or criminal, in which judgement is given in his or her favour or in which he or she is acquitted or in connection with any proceedings or application referred to in or under Sections 233 or 234 of the Act in which relief is granted to him or her by the court; and/or

14.2	in or about the execution of the duties of his or her office or otherwise in relation thereto.
15.	Notices and Publications
15.1

The provisions of Section 180(2), (3) and (4) and Section 181(3) of the Act shall apply to all notices required or permitted to be given under the Act or these Articles to any member and not just notices of general meetings.

15.2

For the purposes of Section 338(5) of the Act, the Company’s members agree that the documents referred to in Section 338(2) of the Act may be treated as having been sent to the members where the member can access the documents through a website and that notice of the matters set out in Section 338(5)(c) of the Act may be sent to the member in accordance with Section 218 of the Act.

15.3

For the purposes of Section 218(3)(d) of the Act the use of electronic means to serve or give notice is permitted and each of the members of the Company hereby consent to the use of electronic means in the form of email to serve or give notices in relation to them and further agree to provide the Company with an email address to which notices may be served or given.

15.4	The provisions contained in Section 218(5) of the Act shall apply to the Company.
15.5

In addition to the means of service of documents set out in Section 51 of the Act, a notice or other document may be served on the Company by an officer or member of the Company by email provided, however, that the Directors have designated an email address for that purpose and notified that email address to its members and officers for the express purpose of serving notices on the Company.

We, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a company in pursuance of this Memorandum of Association and we agree to take the number of shares in the capital of the Company set opposite our respective names:

Names, addresses and	Number of shares taken
descriptions of subscribers	by each subscriber

Frymount Limited

Alan Browning,
Secretary,
Fitzwilton House,
Wilton Place,
Dublin 2.
Limited Company

Lower Mount Nominees Limited.

Alan Browning,
Secretary,
Fitzwilton House,
Wilton Place, Dublin 2.
Limited Company

Alvin F.M. Price
Springmount,
Stocking Lane,
Rathfarnham,
Dublin 16.

Alan Browning
77 Stonepark Abbey,
Rathfarnham,
Dublin 14.

Mark Traynor
134 Howth Road,
Clontarf,
Dublin 3.

Edward Evans
Shell Cottage,
Kindlestown Road,
Delgany,

Co. Wicklow.

Joseph O’Sullivan
Adrigole,
Stillorgan Road,
Co. Dublin.

Total number of shares taken:	Seven

Dated the 28 day of September 1995

Witness to the above signatures:

Anne McNicholl,
Fitzwilton House,
Wilton Place,
Dublin 2.